UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2017

                          Tiger Reef, Inc.

 (Exact name of registrant as specified in its charter)

Colorado	000-55333	46-3073820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

           Wellsburg Street #7, Cole Bay, St. Maarten, Dutch West Indies

 (Address of principal executive offices and zip code)

           Tel: (949) 264-1475, Fax: (949) 607-4052

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management. Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 7.01	Regulation FD

On October 11, 2017, Tiger Reef, Inc. (“Tiger Reef”) issued a press release and filed a Form 8-K with the Securities and Exchange Commission (SEC) detailing the catastrophic destruction and losses Tiger Reef experienced from Hurricane Irma on September 6, 2017 as well as it was attempting to negotiate with its lenders a temporary forbearance on conversions and to obtain new working capital.

On November 1, 2017, Tiger Reef disclosed through a Form 8-K that it had circulated a draft Forbearance Agreement calling for a 60-day temporary moratorium on conversions on outstanding convertible debentures to allow Tiger Reef to obtain new financing and resume normal operating activities.  As of the close of business on November 2, 2017, no lender had formally signed the Forbearance Agreement.  Tiger Reef will continue attempting to get all parties to sign this 60-day forbearance and will make a formal disclosure next week to shareholders on whether these efforts prove successful or not.  Tiger Reef can give no assurances the Forbearance Agreement will ever be ratified and go into effect.

In the interim there have been additional conversions made by various lenders which are detailed in Item 3.01 herein.

Item 3.01	Unregistered Sales of Equity Securities

Eagle Equities, LLC (March 1, 2017 Note)

On October 30, 2017, Tiger Reef’s transfer agent received a Notice of Conversion #2 in the amount of $2,700 in principal and $145.80 in interest and subsequently issued 1,293,545 shares of its common stock, $0.001 par value, at an applicable conversion rate of $0.0022 a share pursuant to the Eagle Equities convertible note described in detail the Form 8-K filed with the SEC on March 3, 2017.  After this conversion this convertible note had a remaining principal balance of $27,300.00.

On November 1, 2017, Tiger Reef’s transfer agent received a Notice of Conversion #3 in the amount of $3,000 in principal and $163.33 in interest and subsequently issued 1,437,877 shares of its common stock, $0.001 par value, at an applicable conversion rate of $0.0022 a share pursuant to the Eagle Equities convertible note described in detail the Form 8-K filed with the SEC on March 3, 2017.  After this conversion this convertible note had a remaining principal balance of $24,300.00.

EMA Financial, LLC (April 3, 2017 Note)

On November 1, 2017, Tiger Reef’s transfer agent received a Notice of Conversion #3 in the amount of $1,770 in principal and $750.00 in fees and subsequently issued 1,575,000 shares of its common stock, $0.001 par value, at an applicable conversion rate of $0.0016 a share pursuant to the EMA Financial convertible note described in detail the Form 8-K filed with the SEC on April 7, 2017.  After this conversion this convertible note had a remaining principal balance of $37,400.00.

Blackbridge Capital Growth Fund, LLC (April 17, 2017 Note)

On November 1, 2017, Tiger Reef’s transfer agent received a Notice of Conversion in the amount of $1,202.73 in principal and $4,660.27 in interest and subsequently issued 2,600,000 shares of its common stock, $0.001 par value, at an applicable conversion rate of $0.002255 a share pursuant to the Blackbridge Capital Growth Fund convertible note described in detail the Form 8-K filed with the SEC on April 21, 2017.  After this conversion this convertible note had a remaining principal balance of $73,797,27.

After these conversions, and as of November 2, 2017, Tiger Reef had 39,899,273 shares of its common stock issued and outstanding.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER REEF, INC.

Dated: November 3, 2017	By:	/s/ J. Scott Sitra
President and Chief Executive Officer

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